UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2007

LARGE SCALE BIOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	000-31275	77-0154648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Vaca Valley Parkway, Vacaville, California 95688
(Address of principal executive offices and zip code)

(707) 446-5501
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01—OTHER EVENTS.

On January 9, 2006, Large Scale Biology Corporation, and its subsidiaries, Large Scale Bioprocessing Inc. and Predictive Diagnostics Inc. (collectively, the “Debtors”), filed voluntary Chapter 11 petitions in the United States Bankruptcy Court for the Eastern District of California (the “Court”). Since the filing of the cases, the Debtors have managed the administration of their bankruptcy estates under supervision of the Court acting as debtors in possession, no trustee having been appointed.

On October 11, 2006, the Court entered its Order Approving the Debtors’ First Amended Joint Plan of Liquidation (the “Plan”). The Plan is designed to complete the orderly liquidation of the Debtors’ business and assets, including the possible sale as a whole to one purchaser or the sale of related business units, and to distribute the proceeds, if any, to holders of allowed claims and allowed interests against the Debtors’ estates in a manner consistent with the requirements of the United States Bankruptcy Code and orders of the Court in the Debtors’ cases.

On July 12, 2007, Debtors filed a Motion to Approve Sale and Assignment of Nicotiana Licenses to Icon Genetics GmbH Free and Clear of Interests and Related Relief (the “First Motion”) with the Court.  In the First Motion, Debtors request that the Court approve the sale and assignment of certain licenses related to the Nicotiana field to Icon Genetics GmbH for $50,000, subject to overbids.  Debtors have requested that the Court approve transferring these assets free and clear of all liens and encumbrances.  The First Motion also seeks Court approval of overbid sale procedures which would apply to the sale to Icon Genetics GmbH.

 Also on July 12, 2007, Debtors filed a Motion to Approve Sale of Assets Related to the Manufacture of Vaccines for Treating Non-Hodgkin Lymphoma to Bayer Innovation GmbH Free and Clear of Interests and Related Relief (the “Second Motion”) with the Court.  In the Second Motion, Debtors request that the Court approve the sale of information, data, regulatory filings and related documents and materials applicable to the manufacturing of vaccines for treating Non-Hodgkin Lymphoma to Bayer Innovation GmbH for $250,000, subject to overbids.  Debtors have requested that the Court approve transferring these assets free and clear of all liens and encumbrances.  The Second Motion also seeks Court approval of overbid sale procedures which would apply to the sale to Bayer Innovation GmbH.

Further information regarding the proposed sale and related requests of the Debtors can be found in each of the First Motion and Second Motion attached respectively hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.  In addition, other documents filed with the Court in the Debtors’ bankruptcy cases (other than documents filed under seal or otherwise subject to confidentiality protections) may be accessed by going to the webpage established by the Debtors’ bankruptcy counsel, www.ffwplaw.com, and clicking on the “Cases” link, and then clicking on the “Large Scale Biology Corporation” case link. The information set forth on the foregoing website shall not be deemed to be a part of, or incorporated by reference into, this Form 8-K.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

	99.1	Motion to Approve Sale and Assignment of Nicotiana Licenses to Icon Genetics GmbH Free and Clear of Interests Subject to Overbids and Related Relief.

	99.2	Motion to Approve Sale of Assets Related to the Manufacture of Vaccines for Treating Non-Hodgkin Lymphoma to Bayer Innovation GmbH Free and Clear of Interests Subject to Overbids and Related Relief

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Large Scale Biology Corporation

Date: July 12, 2007	By:	/s/ Randy Sugarman
Randy Sugarman, its Plan Administrator